Exhibit 33.4

                             Management's Assertion

 Report on Compliance with Applicable Servicing Criteria Pursuant to Item 1122 or Regulation AB under the Securities Exchange Act of 1934

U.S. Bank National Association ("U.S. Bank") as a party participating in the servicing function for the following transactions:

                  Wachovia Document Custody Services Platform(1)

hereby provides the following report on its assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it and as described on Exhibit A hereto:

      1 U.S. Bank is responsible for assessing its compliance with the servicing criteria applicable to it as noted on the accompanying Exhibit A:

      2 U.S. Bank used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria;

      3 U.S. Bank's assessment of its compliance with the applicable servicing criteria is as of and for the period beginning on January 1, 2006 and ending September 5, 2006, the end of the conversion period covered by the Form 10-K report U.S. Bank's participation in the servicing function complied in all material respects with the applicable servicing criteria

      4 Ernst & Young, a registered public accounting firm, has issued an attestation report on U.S. Bank's assessment of compliance with the applicable servicing criteria as of and for the period beginning on January 1, 2006 and ending September 5, 2006, the end of the conversion period covered by the Form 10-K report

                                              U.S. BANK NATIONAL ASSOCIATION


                                              /s/ Bryan R Calder
                                              -------------------------------
                                              Name: Bryan R Calder
                                              Title: Executive Vice President

Date: February 26, 2007

--------------------
(1) The Wachovia DCS Platform (the "Platform") consists of the activities involved in the performance of document custodian servicing functions for publicly issued mortgage-backed transactions the securities of which were offered on or after January 1, 2006 located at the former Wachovia sites during the period beginning on January 1, 2006 and ending on September 5, 2006. the Conversion Period, at which date the transactions were formally acquired by U.S. Bank Corporate Trust and subject to U.S. Bank Corporate Trust's operating systems, policies, and procedures

                       EXHIBIT A to Management's Assertion

Reg AB             Servicing Criteria
Reference

General Servicing Considerations
--------------------------------
1122(d)(l)(ii)     Policies and procedures are instituted to monitor any performance or other triggers and     Not Applicable
                   events of default in accordance with the transaction agreements

1122(d)(l)(ii)     If any material servicing activities are outsourced to third parties policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities

1122(d)(l)(iii)    Any requirements in the transaction agreements to maintain a back-up servicer for the       Not Applicable
                   Pool Assets are maintained

1122(d](l)(iv)     A fidelity bond and errors and omissions policy is in effect on the party participating     Not Applicable
                   in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements

Cash Collection and Administration
----------------------------------

1122(d)(2)(i)      Payments on pool assets are deposited into the appropriate custodial bank accounts          Not Applicable
                   and related bank clearing accounts no more than two business days following receipt or such other number of days specified in the transaction agreements

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or to an investor are          Not Applicable
                   made only by authorized personnel

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows or distributions and      Not Applicable
                   any interest or other fees charged for such advances are made reviewed and approved as specified in the transaction agreements

1122(d)(2)(iv)     The related accounts for the transaction such as cash reserve accounts or accounts          Not Applicable
                   established as a form of over collateralization are separately maintained (e.g. with respect to commingling of cash) as set forth in the transaction agreements

1122(d)(2)(v)      Each custodial account is maintained at a federally insured depositor institution as set    Not Applicable
                   forth in the transaction agreements. For purposes of this criterion federally insured depository institution' with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1)of the Securities
                   Exchange Act

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized access                        Not Applicable


1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all asset-backed securities related     Not Applicable
                   bank accounts including custodial accounts and related bank clearing accounts These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items
                   These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements

Investor Remittances and Reporting
----------------------------------

1122(d)(3)(i)      Reports to investors, including those to be filed with the Commission are maintained        Not Applicable
                   in accordance with the transaction agreements and applicable Commission requirements Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements: (B) provide information calculated in accordance with the terms specified in the transaction agreements: (C) are filed with the Commission as required by its rules and regulations:
                   and (D) agree with investors" or the trustee's records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.


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

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in accordance with timeframes           Not Applicable
                   distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two business days to the                Not Applicable
                   Servicer's investor records or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree with cancelled checks or       Not Applicable
                   other form of payment or custodial bank statements.

Pool Asset Administration
-------------------------

1122(d)(4)(i)      Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

1122(d)(4)(ii)     Pool assets and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)    Any additions removals or substitutions to the asset pool are made reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on pool assets including any payoffs, made in accordance with the related          Not Applicable
                   pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt or such other number of days specified in the transaction agreements and allocated to principal interest or other items (e.g. escrow)
                   in accordance with the related pool asset documents.

1122(d)(4)(v)      The Servicer's records regarding the pool assets agree with the Servicer's records with     Not Applicable
                   respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's pool assets (e.g. loan          Not Applicable
                   modifications or re-agings) are made reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g. forbearance plans modifications and deeds         Not Applicable
                   in lieu of foreclosure, foreclosures and repossessions as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during the period a pool asset        Not Applicable
                   is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g. illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for pool assets with variable rates are    Not Applicable
                   computed based on the related pool asset documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor {such as escrow accounts). (A) such        Not Applicable
                   funds are analyzed in accordance with the obligor's pool asset documents, on at least an annual basis or such other period specified in the transaction agreements; (B)
                   interest on such funds is paid or credited to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets or such other number of days specified in the transaction agreements.


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

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or insurance payments) are made          Not Applicable
                   on or before the related penalty or expiration dates as indicated on the appropriate bills or notices for such payments provided that such support has been received by the servicer at least 30 calendar days prior to these dates or such other number of days specified in the transaction agreements

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be made on behalf of           Not Applicable
                   an obligor are paid from the Servicer's funds and not charged to the obligor unless the late payment was due to the obligor's error or omission

1l22(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two business days to           Not Applicable
                   the obligor's records maintained by the servicer or such other number of days specified in the transaction agreements

1122(d)(4)(xiv)    Delinquencies change-offs and uncollectible accounts are recognized and recorded in         Not Applicable
                   accordance with the transaction agreements

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item 1114 (a)(1) through (3)       Not Applicable
                   or Item 1115 of Regulation AB is maintained as set forth in the transaction agreements.


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